EX-FILING FEE

Calculation of Filing Fee Table

FORM S-3

(Form Type)

Voya Retirement Insurance and Annuity Company

(Exact Name of Registrant as Specified in its Charter)

Newly Registered and Carry-Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered and Carry Forward Securities
Fees to Be Paid	Other	Other	457(o)	100,000,000	Not applicable		$147.60	$147.60	Not applicable	Not applicable	Not applicable	Not applicable
Fees Previously Paid	Other	Other	Not applicable		Not applicable				Not applicable	Not applicable	Not applicable	Not applicable
	Total Offering Amounts					Not applicable
	Total Fees Previously Paid				$
Total Fee Offsets
Net Fee Due

Explanations Related to Table Above: